Exhibit 10.2
NOVATOR CAPITAL SPONSOR LTD.
C/O NOVATOR PARTNERS LLP
25 PARK LANE,
MAYFAIR, LONDON W1K 1RA
UNITED KINGDOM
August 22, 2023
Better HoldCo, Inc.
175 Greenwich St, 57th Floor
New York, NY 10007
Attention: Vishal Garg
Email: vgarg@better.com
Aurora Acquisition Corp.
20 North Audley Street
London W1K 6LX
United Kingdom
Attention: Khurram Kayani
Email: Khurram@novatorcapital.com
Re: Novator Exchange Election Agreement
Ladies and Gentlemen:
We refer to (i) that certain Agreement and Plan of Merger, by and among, Better HoldCo, Inc., a Delaware corporation (the “Company”), Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (“Aurora”), and Aurora Merger Sub I, Inc., a Delaware corporation, dated as of May 10, 2021 (as amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), (ii) that certain Bridge Note Purchase Agreement, dated as of November 29, 2021 (as amended, modified or supplemented from time to time in accordance with its terms, the “Note Purchase Agreement”), by and among the Company, Aurora, SB Northstar LP, a Cayman Islands exempted limited partnership (“SB”), and Novator Capital Sponsor Ltd., a Cyprus limited liability company (“Novator”), pursuant to which the Company issued to SB and Novator certain promissory notes (the “Notes”), (iii) that certain Letter Agreement, dated as of August 26, 2022 (the “First Novator Letter Agreement”), by and among the Company, Aurora and Novator, and (iv) that certain Letter Agreement, dated as of February 7, 2023 (the “Second Novator Letter Agreement,” and together with the First Novator Letter Agreement, the “Prior Novator Letter Agreements”). All capitalized terms not defined in this letter agreement (this “Exchange Election Agreement”) will have the meanings set forth in the Note Purchase Agreement and the Prior Novator Letter Agreements.
Pursuant hereto, the Company, Novator and Aurora, as applicable, hereby agree as follows:
1.    Novator Exchange Election.
(a)    The Company confirms that it has received the Requisite Consent contemplated by Section 2(a) of the First Novator Letter Agreement and the Second Requisite Consent contemplated by Section 4(b) of the Second Novator Letter Agreement (together, the “Prior Requisite Consents”). The Notes held by Novator are exchangeable in accordance with the Exchange, as contemplated by the First Novator Letter Agreement, or the Second Exchange Right, as contemplated by the Second Novator Letter Agreement (the Exchange and the Second Exchange Right together, the “Novator Exchange Rights”).
(b)    In order to facilitate the implementation of the Second Novator Exchange Right in connection with the consummation of the transactions contemplated by the Merger Agreement on or before the Agreement End Date, Novator hereby elects to exchange all of its $100 million aggregate principal amount of Notes for a number of newly-issued shares of Better Home & Finance Class A Common Stock at a price per share that represents a 75%

discount to the Pre-Money Valuation (as defined below) immediately after consummation of the transactions contemplated by the Merger Agreement in satisfaction of its rights under the Prior Novator Letter Agreements (the “Novator Exchange Election”). For purposes of this Section 1(b), the term “Pre-Money Valuation” means the $6.9 billion pre-money equity valuation of the Company based on the aggregate amount of fully diluted shares of Company common stock on an as-converted basis (excluding, for the avoidance of doubt, the Novator Exchange or any conversion of the Notes) as of the date the transactions contemplated by the Merger Agreement are consummated. For the avoidance of doubt, the Novator Exchange Election shall no longer be binding on Novator, its obligations thereunder immediately released and the Novator Exchange Rights unaffected thereby if the transactions contemplated by the Merger Agreement are not consummated on or before September 30, 2023.
(c)    The Company represents and covenants that the shares of Better Home & Finance Class A Common Stock, when issued immediately after consummation of the transactions contemplated by the Merger Agreement pursuant to the Novator Exchange Election, will be duly authorized, fully paid, and non-assessable. Upon consummation of the Novator Exchange Election, all outstanding amounts under the Note held by Novator will automatically be deemed satisfied and discharged in full, and such Note will be no longer be outstanding and will be cancelled, extinguished and retired and the holder thereof will cease to have any rights with respect thereto, except for the express rights to receive the Better Home & Finance Class A Common Stock in the Novator Exchange Election.
2.    Miscellaneous. This Exchange Election Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws that would require or permit the application of Laws of another jurisdiction. Sections 10.1, 10.2, 10.5, 10.6, 10.8, 10.9, 10.10, 10.11, 10.14-10.19 of the Note Purchase Agreement are hereby incorporated by reference mutatis mutandis herein.
[Signature page to follow]

Sincerely,

NOVATOR CAPITAL SPONSOR LTD.

By:	/s/ Pericles Spyrou
Name: Pericles Spyrou
Title: Director

The above provisions of this Exchange Election Agreement are hereby accepted and agreed as of the date hereof.

BETTER HOLDCO, INC.

		By:	/s/ Vishal Garg
Name: Vishal Garg
Title: Chief Executive Officer

AURORA ACQUISITION CORP.

		By:	/s/ Arnaud Massenet
Name: Arnaud Massenet
Title: Chief Executive Officer
[Signature Page to Novator Exchange Election Letter Agreement]